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                                                         EXHIBIT NO. 22
                                                            Page 1 of 2

                           LIST OF SUBSIDIARIES


  --------------------------------------------------------------
  Homestake Mining Company, a Delaware Corporation and its Subsidiaries Interest of Homestake Mining Company is 100% unless otherwise noted
  ( ) Denotes state, province or country of incorporation
  --------------------------------------------------------------

 Homestake Mining Company (Delaware)
   Homestake Mining Company of California (California)
       Denay Creek Gold Mining Company (California)
       Homestake Canada Inc. (Ontario)
          588982 Ontario Inc. (Ontario)
          759290 Ontario Inc. (Ontario)
          759291 Ontario Inc. (Ontario)
          759292 Ontario Inc. (Ontario)
          Corona Gold Inc. (Nevada)
              Santa Fe Gold Inc. (Nevada)
          E & B  Explorations Inc. (Delaware)
          Galveston Resources (Nevada), Inc. (Nevada)
          International Corona Resources (Bermuda) Ltd. (Bermuda) Mexico Exploration (Canada) Limited (Ontario)
          PRG Project Development Corp. (British Columbia)
          Pezamerica Resource Corporation (Arizona)
          Prime Resources Group Inc. (British Columbia) - 54.2%
              Stikine Resources Ltd. (British Columbia) - 54.2% Teck-Corona Operating Company (Ontario) - 50%
          The Ventora Corporation (Arizona)
          Westcan Holdings Inc. (Nevada)
          Williams Operating Company (Ontario) - 50%
       Homestake de Argentina S.A. (Buenos Aires)
       Homestake Forest Products Company (California)
       Homestake Gold of Australia Limited (Western Australia) - 81.5%
          Homestake Australia Limited (Western Australia) - 81.5% Homestake Gold (Queensland) Pty. Ltd. (Australia) - 81.5%
       Homestake International Minerals Limited (California)
       Homestake Lead Company of Missouri (California)
       Homestake Mineral Development Company (California)
       Homestake Nevada Corporation (California)
       Homestake Sulphur Company (Delaware)
          Black Hills Oil and Gas Company (California)
          Felmont Natural Gas Storage Company, Inc. (Delaware) Homestake Venezuela, S.A. (Venezuela)
          Minera Rio Carichapo, S.A. (Venezuela)
       La Jara Mesa Mining Company (New Mexico)
       Minera Homestake Chile S.A. (Chile)
       Whitewood Development Corporation (California)
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